NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR FOR WHICH THEY ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SEARCHLIGHT MINERALS CORP.

SECURED CONVERTIBLE PROMISSORY NOTE

September 18, 2013
$_________________	Henderson, Nevada

FOR VALUE RECEIVED, Searchlight Minerals Corp., a Nevada corporation (“Company”) promises to pay _____________________ (“Holder”), or its registered assigns, the principal sum of _____________ Dollars ($_____________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to seven percent (7%) per annum (the “Initial Interest Rate”), subject to the provisions of this Note (including Section 5 hereof), computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest payments on this Note shall be payable semi-annually in cash, on each March 18th and September 18th, following the date of this Note, and on such other dates and at such other times as hereinafter provided. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest to occur (the “Maturity Date”) of (i) September 18, 2018, (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof, or (iii) such other date as may otherwise be provided for in accordance with the provisions of this Note. All payments on this Note shall be first applied to accrued and unpaid interest on this Note, and thereafter to the unpaid principal amount hereof, and shall be made to the Holder at the address for such purpose specified below the Holder’s name in Section 8.12 of the Note Purchase Agreement, or at such other address or bank account as the Holder may from time to time direct in writing. All references to Dollars herein are to lawful currency of the United States of America. This Note is one of the Notes issued by the Company pursuant to Section 1 of that certain Secured Convertible Promissory Note Purchase Agreement dated September 18, 2013 (as amended, modified or supplemented, the “Note Purchase Agreement”) between Company and the Investors (as defined in the Note Purchase Agreement). This Note may not be voluntarily prepaid by the Company.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY (i) A PLEDGE AND SECURITY AGREEMENT, DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY IN FAVOR OF THE COLLATERAL AGENT APPOINTED PURSUANT TO THIS AGREEMENT, AND (ii) A DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT DATED AS OF THE DATE HEREOF AND EXECUTED BY A SUBSIDIARY OF THE COMPANY IN FAVOR OF THE COLLATERAL AGENT APPOINTED PURSUANT TO THIS AGREEMENT, IN EACH CASE FOR THE BENEFIT OF THE HOLDER AND THE OTHER INVESTORS PURCHASING NOTES PURSUANT TO THE NOTE PURCHASE AGREEMENT. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN SUCH AGREEMENTS AND THE NOTE PURCHASE AGREEMENT.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. Capitalized terms used in this Note have the meanings given in the Note Purchase Agreement unless otherwise defined herein. In addition, the following capitalized terms have the following meanings:

“Change of Control” shall mean (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (b) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a 80% of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

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“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants (provided that issuances to consultants shall not exceed an aggregate of 500,000 shares of Common Stock and Common Stock Equivalents in any 6 month period, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of shares of Common Stock that occur after the date of the Note Purchase Agreement) of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established, (b) shares of Common Stock upon the exercise or exchange of the Notes issued under the Note Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Note Purchase Agreement, provided that such securities have not been amended since the date of the Note Purchase Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business similar to and/or compatible with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note. A reference to a Lien of Holder or a security agreement executed in favor of Holder shall be deemed to include a Lien granted to a collateral agent on behalf of Holder and a security agreement executed in favor of a collateral agent on behalf of Holder, respectively.

2. Rights of Redemption. Notwithstanding anything the contrary in this Note, the Holder shall have the following rights of redemption:

(a) Change of Control. In the event of a Change of Control of the Company, Holder shall be entitled to demand, upon written notice (the “Change of Control Notice”) to the Company, that the Company redeem this Note for an amount equal to: (i) 120% of the then outstanding principal amount of the Note, plus (ii) all outstanding accrued and unpaid interest through and including the date of payment.

(b) Put Option. The Company hereby grants to Holder the irrevocable right, but not the obligation, to require the Company, on the second anniversary of the date hereof and on the last day of each consecutive six month period thereafter (each such date, a “Put Exercise Date”), to redeem all (but not less than all) of this Note from the Holder for an amount equal to: (A) 100% of the then outstanding principal amount of the Note, plus (B) all outstanding accrued and unpaid interest through and including the date of payment (the “Put Option”). Holder may exercise the Put Option, by providing written notice to the Company (the “Put Exercise Notice”) on any Business Day, whereupon, the Company shall be obligated to so redeem this Note on the next succeeding Put Exercise Date that is not less than thirty (30) days following the date of the Put Exercise Notice. A Put Exercise Notice, once delivered, may be revoked by Holder on any day prior to the Put Exercise Date.

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(c) Completion of the redemption of this Note shall take place, in the case of a redemption pursuant to Section 2(a), no later than ten (10) days following the delivery by Holder of the Change of Control Notice and, in the case of a redemption pursuant to Section 2(b), on the applicable Put Exercise Date (the “Redemption Closing”). At the Redemption Closing, the applicable redemption price shall be paid by the Company in immediately available funds by wire transfer to the Holder, as directed in the Change of Control Notice or Put Exercise Notice, as applicable. Failure to pay the redemption price pursuant to this Section 2 shall be deemed an Event of Default under this Note.

3. Conversion of Note.

(a) Terms of Conversion. Holder has the right, exercisable at Holder’s option, at any time hereafter and until such date as this Note has been paid in full by the Company, to convert, subject to the terms and provisions of this Section 3, the unpaid principal amount of this Note, or any part thereof, but not any accrued but unpaid interest (such amount being the “Converted Amount”), into such number of fully paid and non-assessable shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is determined by dividing the Converted Amount by the Conversion Price. All accrued and unpaid interest on the principal amount hereof that is so converted shall be due and payable in cash on the next Business Day following the day on which this Note is surrendered pursuant to Section 3(d) hereof.

(b) Conversion Price; Adjustments to Conversion Price.

(i) The initial conversion price (“Initial Conversion Price”) is $0.40. “Conversion Price” means the Initial Conversion Price, subject to adjustment as hereinafter provided.

(ii) If, after the date of this Note, the outstanding shares of Common Stock are subdivided (split), or combined (reverse split), by reclassification or otherwise, or if any dividend or other distribution payable on the Common Stock in shares of Common Stock occurs, the Conversion Price in effect immediately before such subdivision, combination, dividend or other distribution will, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

(iii) If a reclassification, reorganization or exchange of the Company’s securities, or a consolidation or merger of the Company, occurs (other than a Sale of the Company, in which event Section 3(f) applies), or if the Company at any time or from time to time after the date of this Note makes or declares a dividend or other distribution payable in cash, securities or property, then and in each such case, Holder shall receive, upon conversion of the remaining principal balance of this Note, in addition to the amount of securities receivable thereupon, the amount of cash, securities or other property which Holder would have received had this Note been converted on the date of such occurrence and had Holder thereafter, during the period from the date of such occurrence to and including the conversion date, retained such cash, securities or other property receivable during such period.

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(iv) Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

(c) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Note is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue any shares of Common Stock or Common Stock Equivalents (other than an Exempt Issuance) entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the shares of Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance and the amount of the Notes issuable hereunder shall be increased such that the aggregate Conversion Price payable hereunder, after taking into account the decrease in the Conversion Price, shall be equal to the aggregate Conversion Price prior to such adjustment. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any shares of Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

(d) Exercise of Conversion Privilege: Surrender of Note. In order to exercise the conversion privilege, Holder shall surrender this Note in whole or in part to the Company together with the conversion notice, which shall be irrevocable, in the form attached hereto as Exhibit A at the Company’s principal office or such other agency maintained by the Company for such purpose during normal business hours. This Note shall be converted in accordance with Subsection 3(a) above only when the conversion notice is delivered and this Note is surrendered, accompanied by proper assignments thereof to the Company or in blank for transfer. The Common Stock of the Company issuable on conversion shall be issued in Holder’s name. As promptly as practicable after proper surrender of this Note by Holder, the Company shall issue and shall deliver at such office or agency to Holder, a certificate or certificates for the number of full shares of Common Stock of the Company issuable upon the conversion of this Note in accordance with the provisions of this Section 3. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date this Note is surrendered as aforesaid, all rights of Holder as a holder of this Note, other than the right to receive accrued and unpaid interest hereon and other than the rights in the last sentence of this Section 3(d), shall cease at such time, and Holder will be treated for all purposes as having become the holder of record of the shares represented thereby. If the last day for exercise of the conversion right is not a Business Day, then such conversion right may be exercised on the next succeeding Business Day. If less than all of the outstanding principal balance of this Note is converted into Common Stock in accordance with this Section 3, the Company shall, upon surrender of this Note, issue Holder a new note evidencing the outstanding principal balance of this Note not so converted.

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(e) Fractional Shares. If any portion of principal amount would convert into only a fractional share in connection, then the Company shall pay to Holder the principal amount representing such fractional share, in accordance with the terms of this Note, and no fractional shares of Common Stock shall be issued upon conversion of this Note.

(f) Adjustment for Certain Events. In case of (i) any consolidation or merger to which the Company is a party or statutory exchange of securities with another corporation (unless the shareholders of the Company immediately prior to such consolidation, merger or exchange have beneficial ownership immediately following such consolidation, merger or exchange of securities of the surviving entity representing 80% or more of the combined voting power of the surviving entity’s then outstanding securities ordinarily having the right to vote at elections of directors in approximately the same voting proportions as such shareholders had in the Company immediately prior to such consolidation, merger or exchange); or (ii) any sale or conveyance to another entity of all or substantially all of the assets of the Company (in one transaction or a series of related transactions) (each of (i) and (ii) a “Sale of the Company”), the entire principal amount of this Note, to the extent not previously converted pursuant to Section 3(a) hereof, shall be due and payable together with accrued and unpaid interest on the effective date of such Sale of the Company. The Company shall give Holder written notice of an impending Sale of the Company not later than 15 days before the stockholders’ meeting of the Company called to approve such transaction, or 15 days before the scheduled closing of such transaction, whichever is earlier, and shall also notify Holder in writing of the final approval of such transaction. The first of such notices shall give the proposed effective date of the transaction and shall describe the material terms and conditions of the proposed Sale of the Company, and the Company shall thereafter give Holder prompt notice of any material changes to such terms and conditions.

(g) Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of delivering upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be deliverable upon the conversion of this Note.

(h) Rights of Holder. Until this Note is converted in accordance with this Section 3, nothing contained in this Note confers upon Holder the right of a holder of Common Stock to vote on or consent to any action to be taken by the Company.

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(i) Limitations. Holder recognizes that the Company may be limited in the number of shares of Common Stock it may issue by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded (collectively, the "Cap Regulations"). Without limiting the other provisions hereof, (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of this Note without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the principal being converted by Holder pursuant hereto shall be reduced to comply with Cap Regulations. The Holder, by its acceptance of this Note, further agrees that if the Holder transfers or assigns any of this Note to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee’s or assignee’s specific agreement to be bound by the provisions of this Section 3 as if such transferee or assignee were the original Holder hereof.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay or Convert. The Company shall (i) fail to pay (A) when due any portion of the principal hereof when due or interest thereon on the due date hereunder and, in the case of interest, such payment shall not have been made within three (3) Business Days of such failure to pay when due, or (B) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) Business Days of such failure to pay when due, or (ii) fail to convert this Note as provided herein or otherwise comply with its obligations relating to such conversion;

(b) Misrepresentation; Breaches of Covenants. (i) Any representation or warranty made by the Company or Clarkdale in any Transaction Document or any certificate, statement or other writing delivered to the Holder or its advisors in connection therewith shall be incorrect in any material respect when made or deemed made, or (ii) the Company or Clarkdale shall fail to observe or perform any covenant, obligation, condition or agreement contained in any Transaction Document (other than those specified in Section 4(a) above) and such failure shall continue for thirty (30) days;

(c) Voluntary Bankruptcy or Insolvency Proceedings. The Company or Clarkdale shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

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(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or Clarkdale or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or Clarkdale or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement;

(e) Other Notes. An Event of Default shall have occurred under the terms of any of the other Notes issued in connection with the Note Purchase Agreement; or

(f) Transaction Documents; Security Interest. Any of the Transaction Documents shall be or become unenforceable against the Company or Clarkdale in any respect or any such Person shall so assert in writing, or any security interest or lien provided for in any of the Transaction Documents shall be or become invalid or unperfected or lose the priority required by the terms of the Transaction Documents.

5. Rights of Holder upon Default. Upon the occurrence and during the continuance of any Event of Default (and giving effect to any applicable cure periods) and at any time thereafter during the continuance of such Event of Default, Holder may declare all amounts payable hereunder and under the other Transaction Documents to be and become immediately due and payable, whereupon such amounts shall be immediately due and payable in full. In addition, Holder shall be entitled to exercise all of its other rights and remedies provided for under the Transaction Documents (whether directly or through the Collateral Agent) and under applicable law. Further, following and during the continuance of an Event of Default, this Note shall bear interest at a rate per annum equal to the rate otherwise appicable thereto, plus an additional two percent (2%) per annum.

6. Defeasance of Note. In the event of a Defeasance of this Note, in accordance with the provisions of the Security Agreement, interest at the Initial Interest Rate shall no longer accrue, and this Note shall thereafter bear interest at a rate of four percent (4%) per annum, subject to the imposition of the default rate of interest provided for under Section 5 hereof.

7. Successors and Assigns. Subject to the provisions of this Section 7 and the Note Purchase Agreement regarding the transferability hereof, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Transfers of this Note made in accordance with the Note Purchase Agreement shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary. Any transfer of this Note may be effected only pursuant to the foregoing and the Note Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee.

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8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Holder of this Note.

9. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in or determined pursuant to the Note Purchase Agreement. All such notices and communications will be deemed effectively given as provided in the Note Purchase Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

10. Payment. Payment shall be made in lawful tender of the United States.

11. Expenses; Waivers. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, attorneys’ fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be brought against it in the state and federal courts sitting in the City of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper and agrees that service of process in any such proceeding may be made by mail addressed to it in accordance with Sections 8.12(b) (personal delivery) or (f) (certified or registered mail) of the Note Purchase Agreement. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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13. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day (with, in the case of payments due hereunder, the accrual of additional interest for such period).

[signature page follows]

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IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

SEARCHLIGHT MINERALS CORP.

By:
Name:	Carl Ager
Title:	Vice President and Secretary

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into Shares of Common Stock of Searchlight Minerals Corp., a Nevada corporation (the "Company") according to the conditions hereof, as of the date written below.

Conversion Date*

___________________________________________________________________

Applicable Conversion Price

___________________________________________________________

Signature

________________________________________________________________________

[Name]

Address:

________________________________________________________________________

________________________________________________________________________

* This original Note must be received by the Company or its transfer agent by the third Business Day following the Conversion Date.